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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Murdock Communications Corporation (the "Company") on Form S-4 of our report dated April 8, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the joint Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such joint Proxy Statement/Prospectus.


/s/ Deloitte & Touche LLP


Cedar Rapids, Iowa
February 12, 2003